AKSYS, LTD. AND SUBSIDIARY                                            Exhibit 11
(a development stage enterprise)                                      ----------


Statement Regarding Computation of Net Loss Per Share


-------------------------------------------------------------------------------------------------
                                       Three months ended                 Six months ended
                                 -----------------------------      -----------------------------
                                 June 30, 1998   June 30, 1997      June 30, 1998   June 30, 1997
                                 -------------   -------------      -------------   -------------
Net loss                         $  (3,877,708)  $  (3,780,834)     $  (7,487,613)  $  (7,252,328)
-------------------------------------------------------------------------------------------------

Weighted average common
  shares outstanding                14,669,054      13,767,396         14,584,885      13,756,750
-------------------------------------------------------------------------------------------------

Net loss per share               $       (0.26)  $       (0.27)     $       (0.51)  $       (0.53)
-------------------------------------------------------------------------------------------------